Exhibit 99.1

PRESS RELEASE Thursday, September 9, 2004 7:00 am EDT

ARROWHEAD RESEARCH CORPORATION HIRES CFO

Pasadena, California – (Business Newswire) – September 9, 2004 – Arrowhead Research Corporation (NasdaqSC:ARWR), an emerging company in the field of nanotechnology, announced today that it has hired Joseph T. (Ted) Kingsley, CPA, as its Chief Financial Officer. “Ted brings to Arrowhead more than 20 years of executive-level management experience across a broad range of industries. We expect that his experience at start-up and established companies will be instrumental in building Arrowhead Research and its subsidiary companies,” said R. Bruce Stewart, President of Arrowhead Research.

Since 2002, Mr. Kingsley served as Vice President and Chief Financial Officer for Eidogen, Inc., a Pasadena-based start-up developing computational drug discovery platforms. He was Vice President, Operations and Chief Financial Officer for Paracel, Inc., a provider of applied high-performance computer systems for the life sciences community from 1997 until 2002. Mr. Kingsley negotiated and managed the acquisition of Paracel by Celera Genomics (AMEX:CRA) in June 2000 and continued as VP, Finance and Operations of Paracel, a subsidiary of Celera Genomics, after the transaction. He held similar positions with other companies, including Science Applications International Corp. (SAIC), a Fortune 500 government and commercial contractor. He received his B.A. in Economics from Ohio Wesleyan University, and his MBA from Northwestern University.

About Arrowhead Research Corporation

Arrowhead Research is a development-stage nanotechnology company structured to bring together a diverse and innovative mix of technologies, rights to a broad suite of intellectual property, and some of the most respected minds in this dynamic field. There are three strategic components to Arrowhead’s business model:

•	Funding newly-formed and existing entities engaged in the development and commercialization of nanoscale materials, devices, and systems.

•	The funding of nanoscience research at universities in exchange for the right to commercialize resulting intellectual property.

•	The acquisition, license and sublicense of intellectual property in the field of nanotechnology.

Arrowhead Research operates three majority-owned subsidiary companies:

•	Aonex Technologies, Inc., developing and commercializing semiconductor nanomaterial technology.

•	Insert Therapeutics, Inc. which is developing and commercializing a proprietary drug delivery system.

•	Nanotechnica, Inc., formed to develop capabilities for mass-production of a variety of different nanoscale devices and systems.

Arrowhead is funding three research efforts in nanotechnology at the California Institute of Technology in the areas of nanomaterials, nanoelectronics, and biomolecular tools.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the recent economic slowdown affecting technology companies, our ability to successfully develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments and general economic conditions. Our Annual Report on Form 10-K and 10-K/A, recent and forthcoming Quarterly Reports on Form 10-Q and 10-Q/A, recent Current Reports on Forms 8-K and 8-K/A, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Contact

R. Bruce Stewart, President

Telephone: 626.792.5549

Email: bruce@arrowres.com

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